Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN ANY JURISDICTION WHERE ITS PUBLICATION WOULD BE UNLAWFUL

LIBERTY GLOBAL ACQUIRES 100% OF TELENET FOLLOWING THE SIMPLIFIED SQUEEZE-OUT AND TELENET IS DELISTED ON 13 OCTOBER 2023

Denver, Colorado – October 16, 2023

Liberty Global plc (Liberty Global) (NASDAQ: LBTYA, LBTYB and LBTYK) is pleased to announce today that, during the simplified squeeze-out period which opened on 22 September 2023 and closed on 13 October 2023 (the Simplified Squeeze-Out Period) of its voluntary public takeover bid for all the shares of Telenet Group Holding NV (Telenet) (the Offer) by its indirect wholly-owned subsidiary, Liberty Global Belgium Holding B.V. (the Offeror), it received acceptances for 1,156,941 Telenet shares.

Any shares of Telenet that were not tendered by the end of the Simplified Squeeze-Out Period were automatically transferred to the Offeror by operation of law and, as a result, the Offeror will own 100% of the shares of Telenet upon settlement of the shares that were tendered during the Simplified Squeeze-Out Period.

Payment of the offer price for the Telenet shares tendered during the Simplified Squeeze-Out Period (EUR 21.00 per share after deduction of the EUR 1.00 gross dividend approved by Telenet’s ordinary general meeting of 26 April 2023 and paid on 5 May 2023) will occur on the payment date, 19 October 2023. The funds required to pay the offer price for any non-tendered shares will be deposited with the Deposit and Consignment Office. Shareholders that have not tendered their shares, but which were transferred by operation of law, will need to contact the Deposit and Consignment Office to receive payment for such shares.

On 13 October 2023, Telenet shares were delisted from Euronext Brussels at close of trade.

Mike Fries, CEO, Liberty Global, comments: “We’re delighted to be taking full ownership of Telenet, a move that will benefit not only Telenet customers but also Liberty Global stakeholders and shareholders as we continue to simplify our business. Liberty Global has been a committed, majority shareholder in Telenet since 2007 and we fully support management’s exciting growth plans for the business. Under full Liberty Global ownership, Telenet will now undoubtedly be on a stronger footing to further grow the business, modernize its network and cement its preeminent position in Belgium for the long-term.”

ABOUT LIBERTY GLOBAL

Liberty Global (NASDAQ: LBTYA, LBTYB and LBTYK) is a world leader in converged broadband, video and mobile communications services. We deliver next-generation products through advanced fiber and 5G networks, and currently provide over 85 million* connections across Europe and the United Kingdom. Our businesses operate under some of the best-known consumer brands, including Virgin Media-O2 in the United Kingdom, VodafoneZiggo in The Netherlands, Telenet in Belgium, Sunrise in Switzerland, Virgin Media in Ireland and UPC in Slovakia. Through our substantial scale and commitment to innovation, we are building Tomorrow’s Connections Today, investing in the infrastructure and platforms that empower our customers to make the most of the digital revolution, while deploying the advanced technologies that nations and economies need to thrive.

Liberty Global's consolidated businesses generate annual revenue of more than $7 billion, while the VodafoneZiggo JV and the VMO2 JV generate combined annual revenue of more than $17 billion.**

Liberty Global Ventures, our global investment arm, has a portfolio of more than 75 companies across content, technology and infrastructure, including strategic stakes in companies like ITV, Televisa Univision, Plume, AtlasEdge and the Formula E racing series.

* Represents aggregate consolidated and 50% owned non-consolidated fixed and mobile subscribers. Includes wholesale mobile connections of the VMO2 JV and B2B fixed subscribers of the VodafoneZiggo JV.

** Revenue figures above are provided based on full year 2022 Liberty Global consolidated results (excluding revenue from Poland) and the combined as reported full year 2022 results for the VodafoneZiggo JV and full year 2022 U.S. GAAP results for the VMO2 JV.

Telenet, the VMO2 JV, the VodafoneZiggo JV and Sunrise UPC deliver mobile services as mobile network operators. Virgin Media Ireland delivers mobile services as a mobile virtual network operator through third-party networks.

Liberty Global plc is listed on the Nasdaq Global Select Market under the symbols “LBTYA”, “LBTYB” and “LBTYK”.

Liberty Global Belgium Holding is an indirect wholly-owned subsidiary of Liberty Global plc, and is a private limited liability company incorporated under the laws of the Netherlands.

For more information, please visit www.libertyglobal.com or contact:

Investor Relations:	Corporate Communications:
Michael Bishop +44 20 8483 6246	Matt Beake +44 20 8483 6215

WARNINGS:

This communication is for informational purposes only and does not constitute or form part of an offer to purchase or invitation to sell or issue, securities of Telenet, nor is it a solicitation by anyone in any jurisdiction in respect of such securities, a vote or an approval.

This press release may not be published, distributed or disseminated in any country or territory where its publication or content would be illegal or may require registration or any other filing of documents. Anyone in possession of this press release must refrain from publishing, distributing or disseminating it in the countries and territories concerned.

The Offer will not be made, directly or indirectly, in any country or jurisdiction in which it would be considered unlawful or otherwise violate any applicable laws or regulations, or which would require Liberty Global or any of its subsidiaries to change or amend the terms or conditions of the Offer in any material way, to make an additional filing with any governmental, regulatory or other authority or take additional action in relation to the Offer. It is not intended that the Offer extend to any such country or jurisdiction. Any such documents relating to the Offer must neither be distributed in any such country or jurisdiction nor be sent into such country or jurisdiction and must not be used for the purpose of soliciting the purchase of securities of Telenet by any person or entity resident or incorporated in any such country or jurisdiction.

Notice for US Shareholders

The Offer is made in the U.S. in reliance on, and in compliance with, Section 14(e) of, and Regulation 14E under, the U.S. Securities Exchange Act of 1934, as amended (the U.S. Exchange Act), and the “Tier II” exemption provided by Rule 14d-1(d) under the U.S. Exchange Act, and otherwise in accordance with the requirements of Belgian law. Accordingly, the Offer is subject to disclosure and other procedural requirements, including with respect to withdrawal rights, settlement procedures and timing of payments that are different from those applicable under U.S. procedures and laws. U.S. Shareholders should note that Telenet is not listed on a U.S. securities exchange, subject to the periodic reporting requirements of the U.S. Exchange Act or required to, and does not, file any reports with the U.S. Securities and Exchange Commission (the SEC) thereunder.

It may be difficult for U.S. Shareholders to enforce certain rights and claims arising in connection with the Offer under US federal securities laws since Telenet and Offeror are located outside the U.S. and most of its officers and directors may reside outside the U.S. It may not be possible to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of U.S. securities laws. It also may not be possible to compel a non-U.S. company or its affiliates to subject themselves to a U.S. court’s judgment.

To the extent permissible under applicable laws and regulations (including Rule 14e-5 under the U.S. Exchange Act and any exemptive relief granted by the SEC therefrom), and in accordance with customary Belgian practice, Offeror, its nominees or brokers (acting as agents), or any of its or their affiliates, may make certain purchases of, or arrangements to purchase, shares outside the U.S. during the period in which the Offer remains open for acceptance, including sales and purchases of shares effected by any investment bank acting as market maker in the shares. These purchases, or other arrangements, may occur either in the open market at prevailing prices or in private transactions at negotiated prices. In order to be excepted from the requirements of Rule 14e-5 under the U.S. Exchange Act by virtue of Rule 14e-5(b) thereunder, such purchases, or arrangements to purchase must comply with applicable Belgian law and regulation and the relevant provisions of the U.S. Exchange Act. Any information about such purchases will be disclosed as required in Belgium and the U.S.

Furthermore, this press release does not constitute or form part of an offer to sell, nor does it constitute a solicitation of an order to buy financial instruments in the United States or in any other jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. federal securities laws, including the safe harbour provisions of the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “may,” “target,” and similar expressions and variations or negatives of these words. These forward-looking statements may include, among other things, statements relating to the outlook of Telenet and Liberty Global; operational expectations, including with respect to the development, launch and benefits of innovative and advanced products and services, including gigabit speeds, new technology and next generation platform rollouts or launches; future growth prospects and opportunities, results of operations, uses of cash, tax rates, and other measures that may impact the financial performance of the companies; anticipated benefits and synergies and estimated costs of the proposed transaction; the expected timing of completion of any initial or subsequent offer period and the proposed transaction; and other information and statements that are not historical facts. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include events that are outside of the control of the parties, such as: (i) Telenet, Liberty Global, and our respective operating companies’ ability to meet challenges from competition and to achieve forecasted financial and operating targets; (ii) the effects of changes in laws or regulations; (iii) general economic, legislative, political and regulatory factors, and the impact of weather conditions, natural disasters, or any epidemic, pandemic or disease outbreak (including COVID-19); (iv) Telenet, Liberty Global, and our respective affiliates’ ability to satisfy the conditions to the consummation of the proposed transaction; (v) whether the proposed transaction can be completed on the anticipated terms and timing or completed at all; (vi) the outcome of any potential litigation that may be instituted with respect to the proposed transaction; (vii) the potential impact of unforeseen liabilities, future capital expenditures, revenues, expenses, economic performance, indebtedness, financial condition on the future prospects and business of Telenet and Liberty Global’s Belgium business after the consummation of the proposed transaction; (viii) any negative effects of the announcement, pendency or consummation of the proposed transaction; and (ix) management’s response to any of the aforementioned factors. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, please see Liberty Global’s filings with the SEC, including Liberty Global’s most recently filed Form 10-K and Form 10-Qs, as well as the regulated information filed by Telenet before the Belgium Financial Services and Markets Authority. These forward-looking statements speak only as of the date of this release. Telenet, Offeror and Liberty Global expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.